Exhibit 10.4

SECURITIES EXCHANGE
AGREEMENT

THIS SECURITIES EXCHANGE AGREEMENT (“Agreement”) is made effective this 7th day of May, 2013 between Fantasy Funding, Inc., a Colorado corporation (“FFI”), Destiny Diversification Holdings Corp., a Colorado corporation (“DDHC”) and The PAWS Pet Company, Inc., an Illinois corporation (the “Corporation” or “PAWS”), on the other hand.

RECITALS

WHEREAS, the Corporation is a publicly traded company that currently trades on the over the counter market under the stock symbol “PAWS”; and

WHEREAS, FFI purchased one hundred thousand (100,000) shares of PAWS common stock (the “Common Stock”) with one hundred thousand (100,000) warrants with an exercise price of Twenty Cents ($0.20) (the “Warrants”) on or about November 1, 2011 for consideration of $20,000; and

WHEREAS, (i) the closing price of the Common Stock on last trading day preceding the date of this Agreement was $0.079; and (ii) using the Black-Scholes method to calculate the value of the Warrants as of the date of this Agreement, the value of the Warrants is, as of the last trading day preceding the date of this Agreement, Fifteen Hundred Dollars ($1,500); and

WHEREAS, the FFI and the Corporation wish to exchange the Warrants for shares of PAWS Series C Preferred Stock (“Series C Stock”) and in connection therewith, resolve and settle certain other issues between them on the terms set forth herein.

WHEREAS, PAWS is in need of $32,500 to complete its annual audit for the fiscal year ended December 31, 2012 and the review of its quarterly statements through the period ended March 31, 2013; and

WHEREAS, the parties wish to exchange the Warrants for shares of PAWS Series C Preferred Stock (“Series C Stock”) and in connection therewith, resolve and settle certain other issues between them on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual promises, covenants, undertakings, payments, exchanges, restrictions and agreements specified herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, with full intent to be obligated legally, agree as follows:

Section 1. Incorporation of Recitals. The recitals of this Agreement specified above, by this reference, are made a part of this Agreement.

Section 2. Exchange of Securities. PAWS hereby agrees to issue four hundred (400) shares of Series C Stock to FFI in exchange for FFI conveying, assigning and transferring the Warrants to PAWS, whereupon they will be cancelled.

2.1 For the purposes of this Agreement, the “Sixty Day Low” as that term is defined in the Corporation’s Series C Preferred Stock Certificate of Designation shall be $0.005.

2.2 For the purposes of this Agreement, the “Conversion Ratio” as that term is defined in the Corporation’s Series C Preferred Stock Certificate of Designation shall be $0.005.

2.3 The number of shares of Common Stock to be issued in conversion for each one (1) share of Series C Stock issued pursuant to this Agreement and when converted, if any, pursuant to the terms of the Series C Preferred Stock Certificate of Designation shall be twenty thousand (20,000) shares.

Section 3. Sale of Securities. PAWS hereby agrees to issue three hundred and twenty-five (325) shares of Series C Stock to DDHC in exchange for DDHC paying the sum of $32,500 in one (1) payment of Twenty-Five Thousand Dollars ($25,000) at the time of execution of this Agreement and one (1) payment of Seven Thousand, Five Hundred Dollars ($7,500) on June 1, 2013.

Section 4. Securities Law Matters.

4.1 The parties hereto acknowledge and agree that in the case of the offer and issuance of the shares of Series C Stock being offered and issued under Section 2 of this Agreement are being made pursuant to the exemption from registration afforded by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Act”) and that in the case of the offer and issuance of the shares of Series C Stock being offered and issued under Section 3 of this Agreement are being made pursuant to the exemption from registration afforded by Section 4(2) of the Act.

4.2 The parties hereto acknowledge that no commission or other remuneration has been paid by either party for soliciting the exchange of the Warrants for the Shares of Series C Stock being offered and issued under this Agreement.

Section 5. Agreement of Settlement and General Release. Simultaneously with the execution of this Agreement, the parties shall enter into an Agreement of Settlement and General Release, the terms of which are incorporated herein in its entirety by reference.

Section 6. Completion and Binding Effect.

6.1 The Corporation, by its execution and delivery of this Agreement, hereby agrees to complete this settlement with FFI as set forth in the recitals herein and upon receipt thereof acknowledge, agree and affirm that this Agreement is binding, complete and in effect.

6.2 FFI, by its execution and delivery of this Agreement, hereby agrees to complete this settlement with the Corporation as set forth in the recitals herein and upon receipt thereof acknowledge, agree and affirm that this Agreement is binding, complete and in effect.

Section 7. Each Party to Pay Its Costs. Each party to this Agreement shall bear and pay that party’s own costs, expenses, and receivers’ and attorneys’ fees incurred with respect to any differences resolved hereby and any costs, expenses and attorneys’ fees incurred with respect to the drafting, preparation, negotiation and execution and delivery of this Agreement.

Section 8. Enforcement. In the event any party shall institute any action or proceeding to interpret or enforce any provision of this Agreement to seek relief from any violation of this Agreement, or to otherwise obtain any judgment or order relating to or arising from the subject matter of this Agreement, each prevailing party shall be entitled to receive from each losing party such prevailing party’s actual attorneys’ fees and cost incurred to prosecute or defend such action or proceeding, including, but not limited to, actual attorneys’ fees and costs incurred preparatory to such prosecution and defense. Moreover, while a court of competent jurisdiction may assist in determining whether or not the fees actually incurred are reasonable under the circumstances then existing, that court is not to be governed by any judicially or legislatively established fee schedule, and said fees and costs are to include those as may be incurred on appeal of any issue and all of which fees and costs shall be included as part of any judgment, by cost bill or otherwise, and where applicable, any appellate decision rendered in or arising out of such action or proceeding. For purposes of this Agreement, in any action or proceeding instituted by a party, the prevailing party shall be that party in any such action or proceeding (i) in whose favor a judgment is entered, or (ii) prior to trial, hearing or judgment any other party shall pay all or any portion of amounts claimed by the party seeking payment, or such other party shall eliminate the condition, cease the act, or otherwise cure the act of commission or omission claimed by the party initiating such action or proceeding.

Section 9. Successors in Interest. This Agreement and the releases specified in this Agreement shall obligate each party, its representatives, successors, assign, general partners, limited partners, agents, employees, directors, officers, shareholders, representatives, attorneys, accountants, parent and subsidiary Investors, affiliates, and all persons acting by, through, under or in concert with any of them, and each of them.

Section 10. Notices. Any and all notices permitted or required to be given pursuant to the provisions of this Agreement shall be in writing and may be served by (a) registered or certified mail, return receipt requested, postage prepaid, and addressed to the party to be notified at the appropriate address specified below; (b) delivering the same in person to such party, or by prepaid telegram, addressed to the party to be notified at said address; (c) delivery by Federal Express or other recognized courier service, addressed to the party to be notified at such address; or (d) telecopy (a.k.a. telefax or facsimile), provided that such telecopy is confirmed by mail or other delivery in the manner previous described). Notice given by certified mail as aforesaid shall be deemed given and received two (2) days after mailing, whether or not actually received. Any notice given in any other above authorized manner shall be deemed received upon actual receipt; but shall also be deemed received upon attempted delivery if such delivery is not accepted. The addresses of the parties are as follows:

If to FFI:	Fantasy Funding, Inc.
2125 N. St. Francis Place
Casa Grande, Arizona 85122
Attn: President

If to DDHC:	Destiny Diversification Holdings Corp.
2125 N. St. Francis Place
Casa Grande, Arizona 85122
Attn: President

If to the Corporation:	The PAWS Pet Company, Inc.
455 N.E. 5th Avenue, #D464
Delray Beach, Florida 33483
Attn: President

Should the address and/or facsimile number of any party be changed, the other party should be given notice in the manner provided in this section.

Section 11. Successors and Assigns. This Agreement shall inure to the benefit of, and obligate, the undersigned parties and their respective successors and assigns. Whenever, in this Agreement, a reference to any party is made, such reference shall be deemed to include a reference to the successors and assigns of such party.

Section 12. Entire Agreement. This Agreement and the Corporation Agreement represent the final written expression and the complete and exclusive statement of all the agreements, conditions, promises, representations, warranties, and covenants between the parties with respect to the subject matter of this Agreement, and this Agreement supersedes all prior or contemporaneous agreements, negotiations, representations, warranties, covenants, understandings and discussions by and between and among the parties, their respective representatives, and any other person with respect to the subject matter specified in this Agreement. This Agreement may be amended only by an instrument in writing that expressly refers to this Agreement, and which specifically states that such instrument is intended to amend this Agreement, that is signed by each of the parties, or their respective successors and assigns.

Section 13. Validity and Severability. In the event any part of this Agreement, for any reason, is ruled or determined to be invalid, such determination shall not affect the validity of any remaining portion of this Agreement, which remaining portion shall remain in complete force and effect as if this Agreement had been executed with the invalid portion of the Agreement eliminated. It is hereby declared the intention of the parties that the parties would have executed the remaining portion of this Agreement without including any such part, parts or portion that, for any reason, hereafter may be determined to be invalid.

Section 14. Captions and Interpretation. Captions of the sections this Agreement are for convenience and reference only, and the words contained in those captions shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the terms, conditions and provisions of this Agreement. The language and all parts to this Agreement, in all cases, shall be construed in accordance with the fair meaning of that language and those parts and as if that language and those parts were prepared by all parties and not strictly for or against any party. Each party and counsel for such party has reviewed this Agreement. The rule of construction, which requires a court to resolve any ambiguities against the drafting party, shall not apply in interpreting the provisions of this Agreement.

Section 15. Further Assurances. Each party shall take any and all action necessary, appropriate or advisable to execute and discharge such party’s responsibilities and obligations created by the provisions of this Agreement and to further effectuate, perform, discharge, consummate and carry out the intents and purposes of this Agreement and the transactions contemplated by the provisions of this Agreement.

Section 16. Number and Gender. Whenever the singular number is used in this Agreement, and when required by the context, the same shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders, and vice versa; and the word “person” shall include individual, company, sole proprietorship, Investors, joint venture, association, joint stock company, fraternal order, cooperative, league, club, society, organization, trust, estate, governmental agency, political subdivision or authority, firm, municipality, congregation, partnership, or other form of entity.

Section 17. Reservation of Rights. The failure of any party at any time hereafter to require strict performance by any other party of any of the warranties, representations, covenants, terms, conditions and provisions specified in this Agreement shall not waive, affect or diminish any right of the party failing to require strict performance to demand strict compliance and performance therewith and with respect to any other provisions, warranties, terms and conditions specified in this Agreement, and any waiver of any default not waive or affect any other default, whether prior or subsequent thereto, and whether the same or of a different type. None of the representations, warranties, covenants, conditions, provisions and terms specified in this Agreement shall be deemed to have been waived by any act or knowledge of any party, and any such waiver shall be made only by an instrument in writing, signed by the waiving party and directed to each non-waiving party specifying such waiver. Each party reserves such party’s right(s) to insist upon strict compliance with the terms, conditions and provisions of this Agreement at all times.

Section 18. Choice of Law and Consent to Jurisdiction. This Agreement shall be deemed to have been entered into in the City of Delray Beach, Palm Beach County, Florida, and all questions concerning the validity, interpretation or performance of any of the terms, conditions and provisions of this Agreement or of any of the rights or obligations of the parties shall be governed by, and resolved in accordance with, the laws of the State of Florida. Any and all actions or proceedings, at law or in equity, to enforce or interpret the provisions of this Agreement shall be litigated in courts having situs within Palm Beach County, Florida, and each party consents to the jurisdiction of any local, state or federal court located within Palm Beach County, Florida and consents that any service of process in such action or proceeding may be made by personal service upon such party wherever such party may be then located, or by certified or registered mail directed to such party at such party’s last known address.

Section 19. Execution in Counterparts. This Agreement shall be prepared in multiple copies and forwarded to each of the parties for execution. This Agreement shall become effective when the Corporation receives a copy or copies of the Agreement executed by the parties in the names as those names appear at the end of this Agreement (including by facsimile or .pdf transmission). All of the signatures of the parties may be affixed to one copy or to separate copies of this Agreement and when all such copies are received, and signed by all the parties, those copies shall constitute one agreement that is not otherwise separable or divisible. The Corporation shall keep all of such signed copies and shall conform one copy to show all of those signatures and the dates thereof and shall mail a copy of such conformed copy to each of the parties within thirty (30) days after the receipt by such counsel of the last signed copy, and shall cause one such conformed copy to be filed in the principal office of the Corporation.

Section 20. Consent to Agreement. By executing this Agreement, each party, for itself, represents such party has read or caused to be read this Agreement in all particulars, and consents to the rights, conditions, duties and responsibilities imposed upon such party as specified in this Agreement.

IN WITNESS WHEREOF, the parties have executed this Securities Exchange Agreement in duplicate and in multiple counterparts, each of which shall have the force and effect of any original, on the date specified in the preamble of this Agreement.

THE PAWS PET COMPANY, INC., an Illinois corporation

By:	/s/ Daniel Wiesel
Daniel Wiesel, President (May 10, 2013)

FANTASY FUNDING, INC., a Colorado corporation

By:	/s/ Sandra Steinberg
Sandra S. Steinberg, President (May 10, 2013)

DESTINY DIVERSIFICATION HOLDINGS CORP., a Colorado corporation

By:	/s/ Sandra Steinberg
Sandra S. Steinberg, President (May 10, 2013)